Exhibit 99.1

MGM RESORTS WELCOMES GLOBAL HOSPITALITY LEADER KEITH BARR
TO BOARD OF DIRECTORS

LAS VEGAS (AUGUST 21, 2024) - MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today appointed Keith Barr, former CEO of IHG Hotels & Resorts (IHG), to the Company’s Board of Directors. Barr becomes the 12th member of the board.

Barr is a globally recognized leader in the hospitality industry, with more than 30 years of experience. He served as the CEO of IHG Hotels & Resorts between 2017 and 2023 and as IHG’s Chief Commercial Officer between 2013 and 2017. In that time, Barr successfully drove innovation and internal changes that increased revenues, improved operational efficiency and built a more customer-centric culture at IHG.

“Keith’s tremendous career is a testament to his leadership skills and eye for innovation,” said Paul Salem, Chair of the MGM Resorts Board of Directors. “His experience in hotel operations, technology, sales and marketing will be an incredible asset as he offers valuable guidance to MGM Resorts.”

MGM Resorts CEO & President Bill Hornbuckle added: “We welcome Keith to our Board and are excited to tap into his deep knowledge and insights as we continue to focus on providing world-class experiences for our guests. Keith has spent decades driving innovation and growth in the hospitality industry, and his expertise in building a highly successful international business will be invaluable as we drive our own international growth strategy.”

Barr built his hospitality executive career with roles as CEO of Greater China, COO of Australia and New Zealand, and multiple roles in the Americas with IHG. He has served on the World Travel and Tourism Council, British American Business Council and WiHTL. Barr also contributes his time to multiple advisory leadership roles at Cornell University, his alma mater.

“It’s an honor to serve in this leadership role as MGM Resorts continues to lead in hospitality experiences throughout the entire world,” said Barr. “I’m looking forward to bringing my global hospitality expertise to the table as our leadership team continues to build MGM’s reputation worldwide as the premier gaming and entertainment company.”

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ABOUT MGM RESORTS INTERNATIONAL
MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 31 unique hotel and gaming destinations globally, including some of the most recognizable resort brands in the industry. The Company's 50/50 venture, BetMGM, LLC, offers U.S. sports betting and online gaming through market-leading brands, including BetMGM and partypoker, and the Company’s subsidiary LeoVegas AB offers sports betting and online gaming through market-leading brands in several jurisdictions throughout

Europe. The Company is currently pursuing targeted expansion in Asia through the integrated resort opportunity in Japan. Through its “Focused on What Matters: Embracing Humanity and Protecting the Planet” philosophy, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests, and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®.

Forward Looking Statements:

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "could," "may," "will," "should," "seeks," "likely," "intends," "plans," "pro forma," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. The Company has based forward-looking statements on management's current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company's expectations regarding the execution of its gaming and entertainment strategy. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and the Company may not be able to realize them. The Company does not guarantee that the transaction or other events described herein will happen as described (or that they will happen at all). These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to the economic and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.